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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

        We, the signatories of this Statement on Schedule 13G to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by either of us will be, filed on behalf of each of us.

                                       TEMASEK HOLDINGS (PRIVATE) LIMITED



February 14, 2000                      /s/ WENDY ONG
                                       --------------------------------------
                                       Name:  Wendy Ong
                                       Title: Company Secretary

                                       SINGAPORE TECHNOLOGIES PTE LTD

February 14, 2000                      /s/ CHUA SU LI
                                       --------------------------------------
                                       Name: Chua Su Li
                                       Title: Company Secretary

                                       SINGAPORE TECHNOLOGIES SEMICONDUCTORS PTE
                                       LTD

February 14, 2000                      /s/ CHUA SU LI
                                       --------------------------------------
                                       Name: Chua Su Li
                                       Title: Company Secretary